Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                              TechTeam Global, Inc.
                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III, L.P.
                                  Seth W. Hamot
                                Andrew R. Siegel
                                 Carl D. Glaeser
                                   Kent Heyman
                                 James A. Lynch
                                   Alok Mohan
                                  R. David Moon
                                  Edward Terino

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 31, 2006, Costa Brava Partnership III, L.P. issued a press release relating to TechTeam Global, Inc. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA AND ITS AFFILIATES FROM THE STOCKHOLDERS OF TECHTEAM GLOBAL, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TECHTEAM GLOBAL, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA ON MARCH 31, 2006. THAT SCHEDULE 14A AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                       Exhibit 1
                                                                       ---------

        PRESS RELEASE

        FOR IMMEDIATE RELEASE


        Contacts:

        MacKenzie Partners, Inc.

        Larry Dennedy: 212-929-5239

        Simon Coope: 212-929-5085


         COSTA BRAVA IS FORCED TO RESUME PROXY SOLICITATION AND CONTINUE DELAWARE 220 INVESTIGATION


Boston, March 31, 2006 -- Costa Brava Partnership III LP ("Costa Brava") today announced that it has reluctantly terminated an attempt to settle the issues of contention between it and the current Board of Directors of TechTeam Global, Inc. (NASDAQ: TEAM). While the parties had apparently reached an agreement in principal on a joint slate of directors, the incumbent board was unable or unwilling to execute the agreed upon settlement.

"Although Costa Brava bargained in good faith, an acceptable compromise was not achieved, and Costa Brava intends to continue its proxy contest to replace the current Board with directors dedicated to maximizing value for all TechTeam shareholders" said Seth Hamot of Costa Brava. "Over a week ago, after tense and long negotiations we made in good faith, the parties agreed upon a joint slate of directors. We were excited by the chance to endorse a mutually agreeable slate and move forward quickly, without distractions, to improve the underlying value of the firm. The current board has again let the shareholders down. It is extremely frustrating."

Hamot continued, "The time for a settlement has now passed, we have no recourse other that to take our message directly to the shareholders and have them decide. We believe the current Board must be replaced with Directors focused on and committed to creating shareholder value. Our slate of Director Nominees is of the highest integrity and ability, with vast experience in the industry. We urge shareholders to consider the value of having our slate of active, experienced and interested professionals working with new CEO Chris Brown to enhance TechTeam's value."

"Furthermore, we are continuing the Delaware 220 investigation that is scheduled for an initial trial on April 11, 2006. No matter the outcome of the election for a new Board, it is our intention to "raise the bar" regarding acceptable business practices at our company."

Security holders are advised to read the proxy statement and other documents related to solicitation of proxies by Costa Brava and its affiliates from the stockholders of TechTeam Global, Inc. for use at its annual meeting (a) when and if they become available, because they will contain important information, including information relating to the participants in any such proxy solicitation, and (b) when and if completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of TechTeam Global, Inc. and will be available at no charge at the securities and exchange commission's website at http://www.sec.gov http://www.sec.gov. Information relating to the potential participants in a potential proxy solicitation is contained in EXHIBIT 2 TO the
SCHEDULE 14A FILED WITH the SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA ON MARCH 31, 2006. That Schedule 14A and All of its amendments are currently available at no charge on the Securities and Exchange Commission's website.

                                                                       Exhibit 2
                                                                       ---------

         The following individuals may be deemed to be participants in the solicitation pursuant to Instruction 3 to Item 4 of Schedule 14A: Costa Brava Partnership III, L.P. ("Costa Brava"), Seth W. Hamot, Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino. Messrs Glaser, Heyman, Lynch, Mohan, Moon, Siegel and Terino are referred to herein as "Nominees."

        Costa Brava is a Delaware limited partnership with its principal business address at 420 Boylston Street, Boston, MA 02116. Seth W. Hamot, is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava Partnership III L.P. Costa Brava has an interest in the election of directors of TechTeam Global, Inc. ("TechTeam") through (1) its beneficial ownership of 873,943 shares of Common Stock of TechTeam and (2) indemnification agreements entered into by each Nominee pursuant to which Costa Brava will indemnify, defend and hold harmless the Nominees against certain losses. Costa Brava will also pay for its costs associated with the proxy contest.

        On February 16, 2006, Costa Brava filed an amended complaint against TechTeam in the Court of Chancery of the State of Delaware, seeking an order to compel TechTeam to make certain of the Corporation's books and records available for Costa Brava's inspection and copying pursuant to 8 Del. C. ss. 220 ("Section 220"). The original complaint was filed on January 24, 2006. Costa Brava alleges that TechTeam improperly refused to comply with two demand letters seeking to inspect and photocopy certain of the Corporation's books and records pursuant to
Section 220. In addition, on March 8, 2006, Costa Brava filed a complaint against TechTeam in the Court of Chancery of the State of Delaware, seeking an order to compel TechTeam to make its list of stockholders and certain other books and records available for inspection and copying by Costa Brava pursuant to Section 220. Costa Brava alleges that TechTeam improperly failed to respond to its demand for TechTeam's list of stockholders and certain other books and records.

        Mr. Siegel is Senior Vice President of Roark, Rearden & Hamot, LLC, the General Partner of Costa Brava. As such, Mr. Siegel may be deemed to be the indirect beneficial owner of 873,943 shares of TechTeam Common Stock.

        Mr. Lynch is the beneficial owner of 5,000 shares of TechTeam Common Stock.

        None of Messrs. Glaeser, Heyman, Mohan, Moon or Terino beneficially own shares of TechTeam Common Stock.

        We are not aware of any additional interest, direct or indirect, of Costa Brava, Mr. Hamot or the Nominees in the solicitation.